                                                                       Exhibit 5
                                                                             and
                                                                    Exhibit 23.1

                            ALLIANT TECHSYSTEMS INC.
                             600 Second Street N.E.
                             Hopkins, MN 55343-8384



August  6, 1997



Board of Directors
Alliant Techsystems Inc.
600 Second Street N.E.
Hopkins, MN 55343-8384

Gentlemen:

     A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission relating to 360,000 shares of the common stock (the "Securities"), par value $.01 per share of Alliant Techsystems Inc. (the "Company") issuable under the Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan (the "Plan").

     As Vice President and General Counsel of the Company, I, or other attorneys reporting to me, have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In such capacity, I, or other attorneys reporting to me, have examined the corporate records of the Company, including its Restated Certificate of Incorporation, as amended; its By-Laws; and minutes of all meetings of its directors and stockholders; and other documents which I have deemed relevant or necessary as the basis for my opinion as hereinafter set forth.

     Based upon the foregoing, and to the best of my knowledge and belief, it is my opinion that:

1. The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware.

2. The issuance of the Securities has been duly authorized and the Securities, when sold pursuant to the Plan, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption "Interests of Named Experts and Counsel" contained in the Registration Statement.

Very truly yours,



/s/Daryl L. Zimmer
Daryl L. Zimmer
Vice President and General Counsel